UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.
CASE NUMBER: 07-10353 (BLS)
OFFICE OF UNITED STATES TRUSTEE - REGION 3

FOR THE QUARTER ENDING OCTOBER 4, 2008

TABLE OF CONTENTS

Statement/Report	Page Number

Post-Confirmation Quarterly Summary Report	2

Consolidated Balance Sheet	3

Allocation of Disbursements among Legal Entities	4

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3
POST-CONFIRMATION QUARTERLY SUMMARY REPORT

Debtor's Name: Hancock Fabrics, Inc. and Subsidiaries

Bankruptcy Number: 07-10353
Date of Confirmation: August 1, 2008

Reporting Period (month/year): July 6 - October 4, 2008 (in 000's)

Beginning Cash Balance:		4,055

All receipts received by the debtor:

Cash Sales:		64,680

Collection of Accounts Receivable:		1,645

Proceeds from Litigation (settlement or otherwise):		0

Sale of Debtor’s Assets:		63

Capital Infusion pursuant to the Plan:		48,610

Total of cash received:		114,998

Total of cash available:		119,053

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:

Disbursements made under the plan, excluding the administrative
claims of bankruptcy professionals:		(34,915)

Disbursements made pursuant to the administrative claims of
bankruptcy professionals:		(2,348)

All other disbursements made in the ordinary course:		(78,395)

Total Disbursements		(115,658)

Ending Cash Balance		3,395

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

Date: October 27, 2008	Signature /s/ Robert W. Driskell

	Name/Title: Robert W. Driskell Chief Financial Officer

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.

Balance Sheet
(in 000's)

	July 5,	October 4,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	4,055	3,395
Receivables, less allowance for doubtful accounts	4,364	2,608
Inventories	80,175	75,314
Income taxes refundable	8,118	8,118
Prepaid expenses	2,646	2,757
Total current assets	99,358	92,192

Property and equipment, at depreciated cost	45,168	46,289
Other assets	10,966	9,558
Total assets	155,492	148,039
Liabilities and Shareholders' Equity
Liabilities not subject to compromise
Accounts payable	16,656	20,828
Credit facility: Revolver	47,272	55,882
Credit facility: Term		8,731
Accrued liabilities	14,148	16,988
Other pre-petition obligations	-	3,636
Capital Lease Obligations	-	3,314
Postretirement benefits other than pensions	524	9,067
Pension and SERP liabilities	484	5,514
Other liabilities	2,960	8,469

Liabilities subject to compromise
Accounts payable	26,868	-
Accrued liabilities	5,260	-
Income taxes payable	1,500	-
Capital Lease Obligations	3,334	-
Postretirement benefits other than pensions	8,414	-
Pension and SERP liabilities	5,007	-
Other liabilities	6,261	-
Total liabilities	138,688	132,429

Total shareholders' equity	16,804	15,610
Total liabilities and shareholders' equity	155,492	148,039

HANCOCK FABRICS, INC. AND SUBSIDIARIES, ET. AL.
CASE NUMBER: 07-10353 (BLS)

Allocation of Disbursements among Legal Entities
For the Post-Confirmation quarterly period ending October 4, 2008
(in 000's)

		Case #	October 4, 2008	January 3, 2009
	Hancock Fabrics, Inc.	07-10353	58,034	0
	Hancock Fabrics, LLC	07-10360	2,078	0
	Hancock Fabrics of Michigan, Inc.	07-10354	0	0
	HF Merchandising, Inc	07-10358	55,036	0
	Hancockfabrics.com, Inc.	07-10357	505	0
	HF Enterprises, Inc.	07-10359	3	0
	HF Resources, Inc.	07-10356	2	0

Revenue allocation by entity
			October 4, 2008	January 3, 2009
	Hancock Fabrics, Inc.		62,570	-
	Hancock Fabrics, LLC		3,021	-
	Hancock Fabrics of Michigan, Inc.		-	-
	Hancockfabrics.com, Inc.		734	-
			66,325	-

Footnote:
Provided for the purpose of calculating the US Trustee fees under 28 USC Section 1930 (a).
Expenses were allocated to Hancock Fabrics, Inc., Hancock Fabrics, LLC, Hancock Fabrics MI, Inc., and Hancockfabrics.com, Inc. based on the revenue of the entities.  The amounts for HF Merchandising, Inc., HF Enterprises, Inc. and HF Resources, Inc. were based on actual expenditures.